Exhibit 10.1

2309 S. MacDill Avenue
Tampa, FL 33629
Tel: 813-769-5600
Fax: 813-769-5601
Sender’s Email: rrocke@rmslegal.com
Direct Dial: 813-769-5610

February 14, 2008

VIA FACSIMILE AND U.S. MAIL

Samuel S. Duffy, Esq.

General Counsel

Accentia Biopharmaceuticals, Inc.

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

Re:	Accentia Biopharmaceuticals, Inc.

Dear Sam:

As we discussed on our telephone call, we are willing to accept payment terms as outlined below for satisfaction in full of the outstanding invoices listed on the attached statement, aggregating outstanding charges of $16,270.07.

*	Delivery of 6,094 shares of restricted stock (based on a market price of $2.67) (the “Shares”). It is our understanding that these Shares will be included in a registration statement on Form S-3 anticipated to be filed on or before April 1, 2008.

*	In the event that the Shares remain restricted for any reason following the conclusion of the non-affiliate 6 month holding period under Rule 144, Accentia agrees to keep its 1934 Act reporting current and take any other necessary steps to facilitate the sale of the Shares under Rule 144, as revised.

If this conforms with your understanding, please issue the Shares, in the specified increments in the following names: Robert Rocke (2,032); Jon Sbar (2,031); Robert McLean (2,031).

Sincerely,

Robert L. Rocke

RLR/vw
cc:	Robert D. McLean, Esq.
Jonathan B. Sbar, Esq.